UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 24, 2023

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2 Cityplace Drive, Suite 200 St. Louis, MO 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code (323) 538 5799

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 10, 2021, Verde Resources, Inc. (the “Company”), through its wholly-owned subsidiary Verde Resources Asia Pacific Limited (“VRAP”) (fka Gold Billion Global Limited), a company incorporated under the laws of the British Virgin Islands, entered into a Sale and Purchase Agreement (the “S&P Agreement”) with Borneo Energy Sdn Bhd (“Borneo Energy”), a company incorporated under the laws of the Malaysia, to acquire from Borneo Energy the assets of its biofraction plant and the right to use its licensed intellectual property known as “Catalytic Biofraction Process” in the state of Sabah, Malaysia. Under the terms of the S&P Agreement, the consideration for the acquisitions shall be satisfied in full by the issuance of 166,666,667 shares of the Company’s restricted common stock at the price per share of $0.03. The acquisition from Borneo Energy the assets of its biofraction plant and the right to use its licensed intellectual property known as “Catalytic Biofraction Process” in the state of Sabah, Malaysia was completed on February 24, 2023.

Item 9.01 Financial Statements and Exhibits.

The Sale and Purchase Agreement is attached hereto as Exhibit 10.1.

10.1	Sale and Purchase Agreement with Borneo Energy Sdn Bhd

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
President and CEO

Date: February 24, 2023

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